Exhibit 10.8

MICRON TECHNOLOGY, INC.

2001 STOCK OPTION PLAN

1.             Purposes of the Plan.  The purposes of this Stock Option Plan are:

•               to attract and retain the best available personnel for positions of substantial responsibility,

•               to provide additional incentive to Employees, Directors, and Consultants, and

•               to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)          “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)          “Affiliate”  means (i) any subsidiary or parent company of the Company, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(c)          “Applicable Laws” means the legal requirements relating to the administration of stock option plans under Delaware corporate and securities laws and the Code.

(d)          “Board” means the Board of Directors of the Company.

(e)           “Change in Control” means the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

(f)           “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

(g)          “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(h)          “Common Stock” means the Common Stock of the Company.

(i)           “Company” means Micron Technology, Inc., a Delaware corporation.

(j)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(k)          “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) military leave, sick leave, or any personal leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor, or (iii) in the discretion of the Administrator as specified at or prior to such occurrence, in the case of a spin-off, sale, or disposition of the Optionee’s employer from the Company or any Parent or Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed

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90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(l)           “Director” means a member of the Board.

(m)         “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Options that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, “Disability” has the meaning given such term in Section 409A of the Code.

(n)          “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)       If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange (“NYSE”), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

(ii)       If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(q)          “Incentive Stock Option” means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)           “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(s)          “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

(t)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)          “Option” means a stock option granted pursuant to the Plan.

(v)          “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w)          “Optioned Stock” means the Common Stock subject to an Option.

(x)           “Optionee” means an Employee or Consultant who holds an outstanding Option.

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(y)          “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)          “Plan” means this 2001 Option Plan.

(aa)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(cc)        “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock Option, the term “Subsidiary” shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company has a significant ownership interest.

3.             Stock Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 47,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.             Administration of the Plan.

(a)          Administrator. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3) and “outside directors” (within the meaning of Code Section 162(m)).  However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  The Board, in its discretion, may delegate to a special Committee all or part of the Administrator’s authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, either (i) “covered employees,” as defined in Code Section 162(m)(3), or (ii) persons subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the delegate or delegates that were consistent with the terms of the Plan.

(b)          Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)       to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

(ii)       to select the Employees, Directors, and Consultants to whom Options may be granted hereunder;

(iii)      to determine whether and to what extent Options are granted;

(iv)      to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v)       to approve forms of agreement for use under the Plan;

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(vi)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)     to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii)    to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)      to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(x)       to make all other determinations deemed necessary or advisable for administering the Plan; and

(xi)      to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.             Eligibility.  Nonstatutory Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options. Employees and Consultants who are service providers to an Affiliate may be granted Options under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

6.             Limitations.

(a)           Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee’s Incentive Stock Options granted by the Company or any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)           Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

(c)           The following limitations shall apply to grants of Options to Employees:

(i)       No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 2,000,000 Shares.

(ii)       The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

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7.             Term of Plan.  Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

8.             Term of Option.  The term of each Option shall be stated in the Notice of Grant, but shall not exceed ten (10) years; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall not be longer than five (5) years from the date of grant.

9.             Option Exercise Price and Consideration.

(a)          Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall not be less than the Fair Market Value per share on the date of grant of the Option. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(b)          Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(c)          Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)       cash;

(ii)       check;

(iii)      promissory note;

(iv)     other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)       to the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the Company’s adoption of such program in connection with the Plan, the delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect a so-called “ cashless exercise” whereby the broker sells the Option Shares and delivers cash sales proceeds to the Company in payment of the exercise price and any applicable taxes (in which case the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company, and the exercise price shall be delivered to the Company on the settlement date);

(vi)      a reduction in the amount of any Company liability to the Optionee, other that any liability attributable to the Optionee’s participation in any Company sponsored deferred compensation program or arrangement;

(vii)    any combination of the foregoing methods of payment; or

(viii)   such other consideration and method of payment for the issuance of Shares to the extent approved by the Administrator and permitted by Applicable Laws.

10.           Exercise of Option.

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(a)          Procedure for Exercise; Rights as a Shareholder.  Any Option granted thereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)          Termination of Employment or Consulting Relationship.  Upon termination of an Optionee’s Continuous Status as an Employee or Consultant, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for thirty 30 days following the Optionee’s termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed thirty (30) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)          Disability of Optionee.  In the event that an Optionee’s Continuous Status as an Employee or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)          Death of Optionee.  In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at any time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)          Suspension.  Any Optionee who is also a participant in the Retirement at Micron (“RAM”) Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

11.           Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by

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the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12.           Adjustments Upon Changes in Capitalization, Dissolution, Corporate Transaction, or Change in Control.

(aChanges in Capitalization. Subject to any required action by the shareholders of the Company, the authorization limits under Sections 3 and 6(c)(i) of the Plan shall be adjusted proportionately and the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 3 and 6(c) shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.  To the extent that any adjustments made pursuant to this Section 12 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

(b)          Dissolution or Liquidation.  To the extent not previously exercised, Options will terminate immediately prior to the consummation of any proposed dissolution or liquidation of the Company. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6(a), the excess Options shall be deemed to be Nonstatutory Stock Options.

(c)          Corporate Transaction.Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization or combination or exchange of shares or any transaction described in Section 12(a)), the Administrator may, in its sole discretion, provide (i) that Options will be settled in cash rather than Common Stock, (ii) that Options will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Options will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Options may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Common Stock, as of a specified date associated with the transaction, over the exercise price of the Option, or (v) any combination of the foregoing.  The Administrator’s determination need not be uniform and may be different for different Optionees whether or not such Optionees are similarly situated.

(d)          Change in Control.  In the event of a Change in Control, the unexercised portion of each Option then outstanding shall become wholly vested and immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6(a), the excess Options shall be deemed to be Nonstatutory Stock Options.

(e)          General.  Any discretionary adjustments made pursuant to this Section 12 shall be subject to the provisions of Section 14.  To the extent that any adjustments made pursuant to this Section 12 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

13.           Date of Grant.  The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the

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Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.           Amendment and Termination of the Plan.

(a)          Amendment and Termination.  Except as provided herein, the Board may at any time amend, alter, suspend, or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.  No termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Optionee, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

(i) increase the number of shares that may be issued under the Plan;

(ii) change the designation of the employees (or class of employees) eligible for participation in the Plan; or

(iii) materially increase the benefits which may accrue to participants under the Plan.

(b)          Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

(c)          Compliance Amendments.  Notwithstanding anything in the Plan or in any Notice of Grant, Option Agreement or other applicable agreement to the contrary, the Committee may amend the Plan or any Notice of Grant, Option Agreement or other applicable agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, Notice of Grant, Option Agreement or other applicable agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Option under this Plan, a Optionee agrees to any amendment made pursuant to this Section to any Option granted under the Plan without further consideration or action.

15.           Conditions Upon Issuance of Shares.

(a)         Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations.  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.           Liability of Company.

(a)         Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)         Grants Exceeding Allotted Shares.  If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an

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amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

17.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.           Shareholder Approval.  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Delaware law.

19.           Restriction on Repricing.  Without the prior approval of the shareholders of the Company, the Administrator shall not reprice any Options issued under the Plan through cancellation and regrant, by lowering the exercise price, or by any other means.

20.           Special Provisions Related To Section 409A of the Code.

(a)           Notwithstanding anything in the Plan or in any Notice of Grant, Option Agreement or other applicable agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Notice of Grant, Option Agreement or other applicable agreement by reason of the occurrence of a Change in Control, or the Optionee’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Optionee by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  This provision does not prohibit the vesting of any Option upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Notice of Grant, Option Agreement or other applicable agreement that is permissible under Section 409A.

(b)           If any one or more Options granted under the Plan to a Optionee could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Options in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Options or portions thereof will be subject to such exemptions.

(c)           Notwithstanding anything in the Plan or in any Notice of Grant, Option Agreement or other applicable agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or in any Notice of Grant, Option Agreement or other applicable agreement by reason of a Optionee’s separation from service during a period in which the Optionee is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Optionee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Optionee’s death or the first day of the seventh month following the Optionee’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Optionee’s separation from service will be accumulated and the Optionee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Optionee’s death or the first day of the seventh month following the Optionee’s separation from service, whereupon the accumulated amount will be paid or distributed to the Optionee and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the

11/21/03 – changes # 14(a)(i)(ii)(iii)

Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

11/21/03 – changes # 14(a)(i)(ii)(iii)